Exhibit 10.29

MANUFACTURE AND SUPPLY AGREEMENT

This Manufacturing Agreement ("Agreement"), is entered into as of December 29, 2017 ("Effective Date") between KEY TRONIC CORPORATION, a Washington corporation, having its principal place of business at N. 4424 Sullivan Road, Spokane Valley, Washington 99216 ("Supplier") and NeuroHabilitation Corp., a Delaware corporation having its principal place of business at 642 Newtown Yardley Road, Suite 100, Newtown, PA  18940 ("Buyer").

1.	SCOPE OF AGREEMENT

a.Supplier shall manufacture and supply to Buyer and Buyer shall purchase from Supplier under the terms and conditions of this Agreement Buyer's requirements for the Products listed on Exhibit A as ordered by Buyer, in accordance with the product specifications set forth thereon, or as may otherwise be provided by Buyer to Supplier in writing from time to time ("Product Specifications"), at the prices set forth in Exhibit B. For purposes of this Agreement, "Products" shall mean and be limited to those products manufactured for Buyer by Supplier as listed on Exhibit A and any mutually agreed upon modifications thereto. Unless otherwise specifically agreed to in writing, this Agreement prevails over any additional, conflicting or inconsistent terms and conditions appearing on any quotation, purchase order, acknowledgement, invoice or other form used by the parties in connection with this Agreement.

b.Supplier and Buyer may from time to time add Products to or delete Products from this Agreement. Such additions or deletions shall be accomplished by written addendum to this Agreement. Terms and conditions that may be specific to additional Products will be set forth in said addendum.

c.Unless otherwise specified herein or expressly consented to in writing by Buyer, as between the Parties, Supplier shall be solely responsible for performance of all procurement and manufacturing activities necessary for Supplier to be supplied with Product as contemplated hereunder. Unless provided otherwise herein, a party sublicensing, subcontracting or designating activities to be performed under this Agreement to an affiliate, third party or other permitted designee guarantees and warrants the related performance of any responsibilities so delegated, and assumes full vicarious liability for any such affiliate or third party sublicensee, subcontractor or permitted designee.

d.This Agreement shall not impose any obligation of exclusivity on Buyer and Buyer is free to have other parties (including, without limitation, itself) manufacture and sell the Products, or any similar products. However, if Buyer does not exclusively purchase Products from Supplier during the Initial Term, Buyer agrees to pay those actual, reasonable non-recurring engineering costs quoted by Supplier.

2.	ORDERS FORECASTS AND AGED INVENTORY

a.Buyer shall provide Supplier at least once every month with a six month rolling forecast of Buyer's requirements for Products. The forecasts shall not be treated as authorization to manufacture Products. However, Supplier is authorized to rely on the forecasts to order, purchase and otherwise make available within normal lead times in existence from time to time as determined by Supplier in its reasonable judgment and based

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

on the estimated delivery dates set forth in the forecast all parts and materials for incorporation into forecasted Products including the parts and materials set forth on Exhibit C. If any parts and materials purchased by Supplier pursuant to this paragraph 2 in reliance on Buyer's forecast, including parts and materials set forth on Exhibit C, remain in Supplier's inventory for a period in excess of ninety (90) days (Aged Inventory) and Buyer has not made purchases in accordance with the forecast, then Buyer shall, at Supplier's option: (1) immediately pay Supplier a cash deposit in the amount of the Aged Inventory at Supplier's cost of the raw material plus ten percent (10%), and if Supplier is to retain possession of the Aged Inventory, Buyer shall pay Supplier an inventory storage fee equal to two percent (2%) of Supplier' s cost of Aged Inventory per month ; or (2) immediately purchase all such Aged Inventory at Supplier's cost plus ten percent (10%) and Buyer shall pay Supplier ' s costs to either package and ship Aged Inventory to Buyer or scrap Aged Inventory; or (3) immediately provide Supplier with a Purchase order to consume Aged Inventory in the next thirty (30) days. The parties will review Exhibit C once per month during the first three months of the term of this Agreement and once every three months thereafter and shall amend Exhibit C to add or delete parts and materials to reflect current usage.

b.Supplier will use commercially reasonable efforts to minimize Buyer's component liability for Aged Inventory, which shall include attempting to restock components with suppliers, attempting to cancel orders with suppliers, or attempting to consume components to meet the current demand of other Supplier customers, if possible. Buyer agrees to assist Supplier in such efforts if requested by Supplier. Buyer acknowledges that Supplier's mitigation efforts may result in cancellation, restocking, and similar charges imposed by suppliers. Supplier will obtain Buyer's written approval prior to incurring such charges. If so approved by Buyer, Buyer will pay Supplier for the charges imposed within thirty (30) days from the date of Supplier's invoice.

c.

From time to time on its own initiative or upon Buyer's •written request, Supplier will provide a written Aged Inventory report to Buyer detailing the amount of Aged Inventory at Supplier. Buyer will respond to Supplier in writing with twenty (20) days of receipt of the Aged Inventory report with details of any good faith disagreement. Buyer's failure to respond within such period will represent its acceptance of the Aged Inventory report. Should Buyer disagree with the Aged Inventory report, Buyer and Supplier will work in good faith to promptly resolve the disagreement, escalating such disagreement to executive management at the request of either party. Any undisputed portion of the Aged Inventory report shall be resolved pursuant to this Section.

d.From time to time, Buyer may order Products in accordance with the terms of this Agreement. Buyer will notify Supplier of its requirements for quantities of Products by submitting a purchase order [via electronic mail] to Supplier.

e.Supplier shall accept all purchase orders falling within Buyer's forecast within two (2) business days of receipt of each purchase order for forecasted Products. Supplier shall advise Buyer within seven (7) business days following receipt of each

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

purchase order for products which are in excess of forecast as to its ability to fulfill requirements as set forth in the purchase order provided, that Supplier shall use its commercially reasonably efforts to do so. This response shall include a schedule of anticipated deliveries against the purchase order. Supplier acknowledges that Buyer is not required to order any Products by virtue of this Agreement alone. Purchase orders issued by Buyer must be issued by an officer or authorized employee of Buyer in order to be valid.

If Buyer does not purchase and take delivery of any units of Products in accordance with the forecasts provided by Buyer pursuant to Section 2a during any continuous ninety (90) day period during the Term of this Agreement, then Supplier shall have the right to invoice Buyer and purchase from Supplier at Supplier's cost plus ten percent (10%) all parts and materials (including MOQs) on order or in transit purchased to Buyer's forecasts within lead times, all work in process at Supplier's cost plus quoted margin and all finished goods inventory of Products on hand at the applicable price; provided that such purchase by Buyer will be subject to the terms and conditions of Section 2a above. Buyer's payment shall be due in accordance with the payment terms set forth in Section 6 of this Agreement.

f.	Flexibility

Rescheduling of Delivery Date:

Days to Scheduled Delivery Date	Maximum Purchase Order Quantity which May be Reschedule
0 – 30 days	No reschedule allowed
31 – 60 days	25%
61 – 90 days	50%
90+ days	100%

POs:

1)	Non-Cancelable, Non-Reschedulable within 4 weeks of scheduled delivery date
2)	Non-Cancelable, Reschedulable per percentages above not to exceed 60 day slide
3)	Supplier will make reasonable efforts to accommodate P.O. order quantity increases based upon materials availability and Buyer provided equipment capacity
4)	Buyer can only reschedule a P.O. one time

g.In the event that Supplier is aware or anticipates that it will be unable to meet any purchase order(s), either in whole or in part, for whatever reason, Supplier shall promptly notify Buyer in writing of such inability. In particular and without limiting the generality of the foregoing, Supplier shall promptly inform Buyer of any notice, written or oral, received from any materials supplier regarding a possible shortage or inability to supply. In the event that there is an actual or anticipated failure to substantially satisfy Buyer's orders for Products, then Supplier and Buyer will immediately work together, in good faith, to identify an appropriate alternative source of Product supply. In addition to all of Buyer's other rights and remedies, the price shall be reduced [***] that delivery of Products is delayed past the delivery dates specified in the applicable purchase order(s) as a result of any act or omission of Supplier under the Supplier's complete control.

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

3.	LEAD TIMES

So long as Buyer performs its obligations set out in Section 2 above Supplier agrees that manufacturing lead times for Products shall be four (4) weeks. "Lead Time" means that length of time from the date of Supplier's receipt of Buyer's written purchase order !Q the date of Supplier's tender of the Products set forth in such accepted order to Buyer's carrier at Supplier's dock plus time required for acquisition of materials and components.

4.	DELIVERY CHANGES

a.Buyer may, without penalty, but with Supplier's prior written consent, change the mix of Products requested within any forecast period provided however that, in the case of Products for which purchase orders have been accepted the Products incorporate only common components. Supplier will use commercially reasonable efforts to accommodate all such requests within material and capacity constraints.

b.If a purchase order has not yet been submitted for a forecast Product Buyer may, subject to the terms of Section 2, delay any forecast Product delivery beyond the scheduled delivery by giving Supplier at least two (2) weeks' notice.

c.Buyer may adjust the total units of Products forecasted for manufacture (but for which no purchase order has been received and accepted by Supplier) up or down in accordance with the terms of Section 2e.  Such adjustments may be made no more than once every thirty (30) days.

5.	DELIVERY, TITLE AND RISK OF LOSS
a.

Delivery will be Ex Works Supplier's dock located in Oakdale, MN (Incoterms, 2010). Risk of loss and title to Products will pass to Buyer upon delivery to Buyer or Buyer's designated carrier at Supplier's dock.

b.Products, technology, and services of Supplier are subject to U.S. export controls under the applicable laws and regulations of the United States. Buyer agrees to abide by such laws and also abide with the provisions of the U.S. Export and Re-export requirements. Buyer agrees that it will not sell, license, or otherwise provide or ship to Supplier products or technical data (or the direct products thereof) for export or re-export to any country or nationals of the embargoed countries Cuba, Iran, Iraq, Libya, North Korea, Syria, Sudan, or other countries or persons as identified with the U.S. Expo1t Administration Regulations without prior authorization by the U.S. Government, Buyer agrees not to transfer, export or re-expo1t products, technology, or software to its customers or any intermediate entity who may be the subject of a U.S. Denial Order or other export restriction without proper U.S. Government authorizations.

c.	Products sold by Supplier are sold as Ex Works (or FOB) Supplier's dock in Oakdale, MN.

d.Buyer is responsible for any import tariff (duty), VAT, tax or other governmental fee that is charged for the import of Buyer's finished Products.

e.

Supplier will maintain an on time delivery performance of 98% to agreed upon delivery date. For purposes of this Agreement, on time delivery is defined as five (5) days early/five (5) days late to agreed upon delivery date at Supplier's dock.

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

f.Failure to Supply. "Supply Delay" means, solely for purposes of this Section, Supplier's failure to deliver at least [***] ([***]) percent of the quantity of Product ordered in an accepted purchase order due to an act or omission of Supplier, or any other reasons under the control of the Supplier, within [***] of the delivery date. A Supply Delay will not be deemed to occur if (i) such failure is caused by a Force Majeure event, (ii) the volume ordered exceeds [***] of the volume set forth in the applicable forecast (but only in respect of the amount exceeding [***]% of the forecasted volume).

In the event of a Supply Delay, Supplier shall credit Buyer on Product invoices an amount equal to [***] ([***]) percent of the applicable price for the delayed Product for each [***] period (or portion thereof) beyond the delivery date in which the delivery is not made (e.g. [***] ([***]) percent) invoice reduction for any Product that is delivered [***] after the applicable delivery date and [***] ([***]) percent invoice reduction for any shipment that is delivered [***] after the delivery date, etc.). In no event, however, shall Supplier be required to credit Buyer on Product invoices an amount greater than [***] ([***]) percent of the supply Price for the Product subject to the Supply Delay.

6.	PRICES AND PAYMENT/COST REDUCTION

a.The prices for Products shall be as set forth on Exhibit B. Supplier shall use good faith efforts to achieve cost reductions during the Term, and Buyer agrees that for Supplier-initiated efforts, Supplier and Buyer shall each be entitled to fifty percent (50%) of any resulting cost savings (i.e. savings less the costs required to achieve reduction of unit costs) ("Cost Savings"), and for Buyer-initiated efforts, Buyer shall be entitled to one-hundred percent (100%) of any Cost Savings after Supplier has recovered all costs associated with implementing the Cost Savings. The term "Cost Savings" shall include reductions in cost of raw materials, and components (but specifically excluding cost reductions resulting from volume increases). Supplier shall package the Products in accordance with packaging specifications approved in writing in advance by Buyer. Any applicable surcharges, including but not limited to surcharges on material, freight and fuel, shall be paid by Buyer.

b.Buyer shall pay all undisputed invoices for Products delivered within thirty (30) days of the date of invoice.  Supplier shall invoice Buyer when Product is delivered to Supplier's dock.

c.Supplier warrants and agrees that the pricing payable by Buyer under this Agreement shall be equal to or better than the pricing offered by Supplier to any other customer of Supplier on substantially comparable terms and conditions, including any renewals thereof ("Most Favored Customer"). If Supplier shall enter into any arrangement with any other customer of Supplier providing for more favorable pricing than the pricing payable by Buyer hereunder on substantially similar terms and conditions, then this Agreement will be deemed to incorporate the more favorable pricing and Supplier will immediately apply such more favorable pricing to Buyer' s orders. Most Favored Customer pricing changes will apply to any Orders placed but not yet shipped to Buyer as soon as such pricing changes are effective. If Supplier’s cost structure is adversely impacted by factors outside of its reasonable control such as but not limited to product changes, having to add post molding or assembly secondary process not quoted, or changes in the third party costs of parts and materials, Supplier and Buyer shall negotiate in good faith a reasonable price update, as the parties may be deem appropriate. Supplier will provide reasonable documentation to justify any such price change.  Any such agreed upon changes shall be

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

documented by amending Exhibit B.

d.

With respect to payments due from Buyer to Supplier hereunder, if full payment of undisputed amounts is not made by Buyer by the due date then Buyer shall be liable to Supplier for the lesser of interest at the rate of 1.0 % per month or the maximum interest allowed by law on all unpaid invoices. Such interest shall be computed on the unpaid balance for each day payment is not received after the date on which payment was originally due. If Buyer disputes any amount invoiced by Supplier, Buyer will notify Supplier in writing within fifteen (15) business days of such dispute together with an explanation of the basis for such dispute.

e.Payment terms to Buyer are subject to and Supplier reserves the following rights: the right to put any shipment on hold if outstanding receivables are more than thirty {30) days past due; and the right to hold both shipments and/or manufacturing if Buyer has failed to make any undisputed payment for more than forty-five (45) days from the due date.

f.All amounts due from Buyer to Supplier are net of any indebtedness of Supplier to Buyer, and mutually all amounts due from Supplier to Buyer are net of any indebtedness of Buyer to Supplier

f.Upon submission of the initial forecast hereunder, Buyer will pay Supplier a cash deposit equal to Supplier actual cost of (i) the material content of the forecast, including MOQs for material (provided that if any MOQ for any material is longer than a twelve (12) month supply based on Buyer’s most recent forecast, Supplier will inform Buyer and Parties will discuss in good faith), (ii) material acquisition. The deposit will be reviewed monthly by the Parties to ensure it covers Supplier’s actual material cost exposure and will be adjusted upward or downward as needed. Supplier will hold that deposit for Buyer and invoice for the full product amount as set fo11h above. Following twelve (12) months from the Effective Date, the Parties will discuss in good faith adjustment to the deposit terms based on Buyer's payment history.

7.	REPRESENTATIONS AND WARRANTIES

a."Manufacturing Activities" means the manufacturing, processing, testing, analytical, packaging, transport, handling, use, storage and other activities undertaken or required to be undertaken by Supplier or its suppliers or subcontractors in order to manufacture and supply Buyer with the Product meeting the Product Specifications.

b."Manufacturing Facility" means any plant or other facility at which any Manufacturing Activities occur.

c.

"Regulatory Approvals" means any and all approvals, licenses, permits, registrations or authorizations of any governmental authority required to market and sell the Product in a country or region as granted by a regulatory or governmental authority.

d.Supplier hereby represents and warrants to Buyer that that (i) each Product manufactured by Supplier under this Agreement will be free from defects in Supplier supplied materials (excluding materials supplied by Buyer ("Supplier Supplied Materials")) for a period of one (1) year from the date of shipment, (ii) each of the component parts of the Supplier Supplied Materials will meet Buyer's Specifications; (iii) each Product manufactured by Supplier under this Agreement will be free from defects in

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

Supplier supplied workmanship (excluding workmanship supplied by Buyer ("Supplier Workmanship")) and will conform to the Product Specifications for a period of one (1) year following manufacture, (iv) the operation of the Manufacturing Facilities shall be in material compliance with this Agreement, the Quality Agreement and all applicable Laws (including the receipt and possession of all applicable permits and authorizations), and all policies and procedures of Supplier, (v) Supplier shall manufacture, test, and supply the Products (and all components and materials used in the manufacture of such Products) in accordance with the Product Specifications, this Agreement, the Quality Agreement, and applicable laws, rules and regulations, including current Good Manufacturing Practices as required by the Federal Food, Drug, and Cosmetic Act, as amended, and the pertinent rules and regulations of the FDA, (vi) Supplier shall maintain all documents and records necessary for regulatory compliance throughout the useful life of each consumable product and a period of five (5) years thereafter, or if longer, as required under applicable laws and regulations, (vii) the manufacturing process used to produce the Product(s) by Supplier will not infringe or violate the patent, copyright, or other property or proprietary rights of any third party, except that the warranty in this subsection does not apply to the extent any such infringement or violation directly results from the Product Specifications or components or tools provided by Buyer; and (viii) Supplier will promptly notify Buyer if Supplier becomes aware of any facts leading it to believe that any Product shipped to Buyer hereunder fails or will fail to comply with the terms of this Agreement.

e.	Mutual Representations and Warranties. Buyer and Supplier each represents and warrants to the other as of the Effective Date that:

It has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement;

The execution and delivery of this Agreement by such party and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date and applicable to such party and (b) do not conflict with, violate, breach or constitute a default under, and are not prohibited or materially restricted by, any contractual obligations of such party or any of its affiliates existing as of the Effective Date; and Such party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such party does not require any shareholder action or approval or the approval or consent of any third party, and the person executing this Agreement on behalf of such party is duly authorized to do so by all requisite corporate action.

f.Supplier shall replace any Product that does not conform to the Product Specifications provided, (i) Supplier is notified of the non-conforming Product within thirty (30) days after discovery by Buyer that such item is non-conforming, and within the warranty period as stated above, whichever is earlier and (ii) the non-conforming Product is returned to Supplier at its factory, transportation prepaid, in accordance with Supplier's instructions. Transportation charges for Product returned to Supplier shall be at Buyer's expense. Transportation for shipment of the replacement Product to Buyer (or its designated location) shall also be at Supplier's expense. Buyer shall reimburse Supplier for all costs associated with returned Product which has no defects due to Supplier supplied material or Supplier supplied workmanship. In the event of any dispute regarding whether a Product conforms to the Product Specifications, such dispute shall be submitted to a mutually agreed expert who shall render a final and binding decision.

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

g.Buyer shall request and obtain a return material authorization number from Supplier for each defective Product prior to return of the Product.

g.Supplier agrees to replace defective Product within thirty (30) days of the date of notice of such defective Product, or if the replacement is not possible due to the lead time of components as soon as is possible thereafter.

h.With respect to Products sold outside the United States, Buyer shall replace defective Products and Supplier shall credit or reimburse Buyer for the cost of replacement. Supplier must pre-approve all proposed units for said replacement by Buyer in writing and Supplier must be given an opportunity to perform a failure analysis on such defective products.

i.Supplier represents and warrants that each Product sold to Buyer under this Agreement is and will be owned by Supplier, free and clear of any lien, claim or encumbrance.

j.Supplier shall have no responsibility or obligation to Buyer under warranty claims with respect to Products where the defect arose out of abuse, misuse, accident, alteration, neglect or unauthorized repair. All Warranties contained in this Section 8 are in lieu of, and Supplier expressly disclaims and Buyer waives all other representations and warranties, whether express, implied, statutory or arising by course of dealing or performance, custom, usage in the trade or otherwise, including without limitation, the implied warranties of merchantability, title and fitness for a particular use.

k.Buyer Representations and Warranties. Buyer represents and warrants to Supplier that as of the Effective Date, Buyer is not aware of any actions or other legal proceedings, against Buyer for infringement of any third party intellectual property or other rights related to the Product Specifications.

l.Exclusions from Warranty. This warranty does not include Products that have defects or failures resulting from (a) Buyer's design of Products, including but not limited to design functionality failures, or Product Specification inadequacies; (b) neglect, abuse, misuse, improper handling, testing, storage or installation, including improper handling in accordance with static sensitive electronic device handling requirements; or (c) alterations, modifications or repairs by Buyer or third parties) defective customer provided test equipment or test software.

8.	PRODUCT CHANGES

a.Supplier shall not make any changes in the Product Specifications, the form, fit or function of the Products or materials used for manufacture of the Products without the prior written approval of Buyer. The costs of all changes approved in advance by Buyer shall be paid for by Buyer.

b.

Buyer may request Supplier to incorporate changes to Products via engineering change orders or authorized red lined drawings. Supplier shall make every reasonable effort to incorporate requested changes within the time frame requested by Buyer. Buyer understands and agrees that additional charges may be incurred for incorporation of requested changes and delivery dates may be changed for incorporation of requested changes.

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

9.	TOOLING

a.Buyer shall provide to Supplier the tools and equipment listed on Exhibit D ("Tools") for Supplier's use in manufacture of the Products. All Tools shall remain the property of Buyer and Supplier shall not permit any liens or encumbrances to attach to the Tools.

b.

Supplier agrees to keep Buyer owned Tools in good working condition as it pertains to routine use, calibration and maintenance. Buyer agrees to furnish or fund all required replacements and upgrades and perform any major repairs required to the Tools unless replacements or repairs are required as a result of the negligent acts or omissions of Supplier.

c.Buyer represents and warrants that Buyer has the right to grant the rights to the Tools furnished by Buyer to Supplier hereunder.

d.All Tools supplied to Supplier by Buyer shall be in good working condition when delivered to Supplier and Buyer warrants that all periodic maintenance with respect thereto has been performed to schedule. Supplier shall perform an inspection on all Tools upon delivery and notify Buyer of any defects or required maintenance or repairs and Buyer shall furnish or fund any required replacement, maintenance or repairs within 10 days of receipt of notice from Supplier. Buyer acknowledges and agrees that delays in furnishing or funding required replacement, maintenance and/or repairs may require Supplier to set back production schedules for Buyer’s Products.

10.	[***]

11.	PROPERTY RIGHTS

a.Supplier acknowledges that Buyer owns all right, title, and interest in and to the Products, the Product Specifications, tests or methods relating specifically to Products and any improvements or modifications thereto ("Buyer Technology"). Supplier shall assign and hereby does assign to Buyer any and all right, title and interest it may have or hereinafter obtain in, to or under the Buyer Technology, or any other intellectual property relating to the manufacture of the Products developed by Supplier or its employees, consultants or agents. Upon the termination or expiration of this Agreement or upon Buyer's written request at any time (and subject to payment by Buyer of all amounts due under this Agreement), Supplier agrees to deliver to Company any and all documents, data and  information  relating  to  the Buyer Technology.  Supplier shall assist Buyer, at Buyer's expense, with the execution of all papers, including patent applications, invention assignment sand copyright, and as reasonably required to perfect the rights, title and other interest held by Buyer under this Agreement.

b.Subject to the terms and conditions of this Agreement, Buyer grants Supplier a nonexclusive, nontransferable, worldwide license, without the right to sublicense, to use all designs, materials, information, know-how and documentation including the Product Specifications, provided by Buyer to Supplier, solely in connection with manufacturing the Product(s) hereunder for Buyer. This license shall not include the right to modify, make derivative works of or improvements to the Product(s) or the Product Specifications, unless approved in writing by Buyer.

c.Buyer acknowledges that Supplier possesses certain technology, inventions,

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

processes, know-how, trade secrets, improvements, discoveries, ideas, other intellectual properties and other assets, including but not limited to procedures and techniques, computer technical expertise, software, and certain technical expertise and conceptual expertise in the area of manufacturing which have been independently developed by Supplier or its affiliates without the benefit of any information provided by Buyer{collectively "Supplier Technology"). Buyer and Supplier agree that any Supplier Technology or improvements thereto which are used, improved, modified or developed by Supplier under or during the term of this Agreement (but excluding those relating specifically to the Products) are the sole and exclusive property of Supplier or its affiliates, as the case may be; provided, however, Supplier agrees it will not use or disclose any Buyer Technology or Buyer's Confidential Information in connection with the use of any Supplier Technology except as expressly permitted herein.

d.Each of the parties shall not: (a) take any action that interferes with the other party's intellectual property rights, including such other party's ownership or exercise thereof; (b) challenge any right, title or interest of the other party in such other party's intellectual property rights; (c) make any claim or take any action adverse to such other party's ownership of its intellectual property rights; (d) register or apply for registrations, anywhere in the world, the other party's trademarks or any other trademark that is similar to such other party's trademarks or that incorporates such trademarks in whole or in confusingly similar part; use any mark, anywhere, that is confusingly similar to the other party's trademarks; (e) misappropriate any of the other party's trademarks for use as a domain name without such other party's prior written consent; or (f) alter, obscure or remove any of the other party's trademarks or trademark or copyright notices or any other proprietary rights notices placed on the Products, or related marketing or other materials.

12.	INDEMNIFICATION

Unless otherwise stated in this Agreement, each party shall defend, indemnify and hold harmless the other party from and against all third-party damages, claims, liabilities and expenses ("Third Party Claims") arising out of or resulting from such party's negligence or willful misconduct.

a.Supplier shall further indemnify Buyer from and against Third-Party Claims arising out of (i) a defect in Supplier supplied materials or workmanship, (ii) Supplier's non-compliance with the Product Specifications; (iii) Supplier's breach of any of the provisions of this Agreement, or (d) Supplier's violation of laws, rules, or regulations applicable to Supplier's activities and/or obligations under this Agreement. Buyer shall further indemnify Supplier from and against Third Party Claims arising out of (A) any Product Specifications or designs as provided by Buyer to Supplier under this Agreement; (B) any claim that the Product infringes any third party rights of any kind, including without limitation any patent, trade secret, copyright or trademark rights; (c) Buyer's breach of any of the provisions of this Agreement; (B) Buyer' s violation of laws, rules, or regulations applicable to Buyer's activities and/or obligations under this Agreement.

b.

The indemnified party shall notify the indemnifying party of such claim as soon as practicable upon receipt of knowledge of same; provided, however, that no failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations under this Agreement except to the extent that the indemnifying party can demonstrate material prejudice attributable to such failure. The indemnified party may participate in the defense or settlement of such claim at its own expense and with its own choice of

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

counsel. The indemnifying party shall not settle any claim unless prior written approval and consent is obtained from indemnified party, which approval and consent will not be unreasonably withheld or delayed.

13.	TAXES

Unless Buyer furnishes a valid exemption certificate, Buyer will bear all sales and use taxes properly imposed by federal, state, municipal or other local authorities with respect to purchases under this Agreement.

14.	CONFIDENTIALITY AND PUBLICITY

a.Confidentiality Obligation. During the Term, and for three (3) years thereafter, each party shall maintain in confidence any and all Confidential Information, except as set forth in Section 14b. below. Each party shall not use the Confidential Information of the other party for any purpose other than the purposes expressly contemplated under this Agreement and shall not disclose to any third party the Confidential Information of the other party, except that either party may disclose Confidential Information under a similar obligation of confidentiality and non-use and on a need-to-know basis to its directors, officers, employees, consultants, or agents.

b.Exceptions. The obligations of confidentiality and non-use contained in Section O do not apply to any Confidential Information the extent that it can be established by the party receiving the Confidential Information (the "Receiving party") that such Confidential Information: (a) was already known to the Receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party, as evidenced in writing; (b) was part of the public domain at the time of its disclosure to the Receiving party or became part of the public domain after its disclosure to the Receiving party through no fault of the Receiving party; (c) was disclosed to the Receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or (d) was independently discovered or developed by the Receiving party without the use of Confidential Information belonging to the disclosing party, as evidenced in writing.

c.Authorized Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary in complying with applicable laws, including securities laws, governmental regulations or court orders, obtaining regulatory or other government approvals, provided that a party making any such disclosure uses its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and to minimize the extent of such disclosure. Buyer may disclose the existence of this Agreement and the terms herein (a) to bona fide potential and actual investors, acquirors or other business partners on a need-to-know basis under appropriate confidentiality restrictions and (b) to comply with any applicable governmental regulations and legal requirements, including filings required in connection with the public sale of securities, provided that Buyer notifies Supplier prior to disclosure and uses reasonable efforts to seek confidential treatment of such information in connection with such filing.

d.Return of Confidential Information. Upon termination or expiration of this Agreement, or upon written request of the disc losing party, a Receiving party will promptly return to the disclosing party or destroy all documents, notes and other tangible materials comprising or containing the disclosing party's Confidential Information and all copies

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

thereof; provided, that each party may retain a single archival copy of the other party' s Confidential Information for the sole purpose of facilitating compliance with the surviving provisions of this Agreement or as required by applicable laws or regulations.

e.

Publicity.Supplier and Buyer shall not disclose to any third party any   pricing or product information relating to this Agreement. Both parties agree not to publicize or otherwise make known to any third party any information relating to this Agreement without prior written consent of the other party.

15.	LIMITATION OF LIABILITY

OTHER THAN WITH RESPECT TO LIABILITY ARISING FROM A PARTY'S INDEMNIFICATION CLAIMS, A BREACH OF CONFIDENTIALITY OBLIGATIONS, A VIOLATION OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (A) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE OR OPPORTUNITY, DATA OR PROFITS OR LOST BUSINESS RESULTING IN ANY WAY FROM THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) EACH PARTY'S AGGREGATE, CUMULATIVE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE GREATER OF (1) [***] U.S. DOLLARS ($[***]), OR (2) THE AMOUNTS PAID BY BUYER TO SUPPLIER IN THE [***] DIRECTLY PRECEDING THE EVENT GIVING RISE TO LIABILITY. THIS CLAUSE SHALL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT.

16.	TERM AND TERMINATION

a.This Agreement shall commence on the Effective Date and shall remain in effect until the third-year anniversary of the Effective Date ("Initial Term") and will automatically renew for additional consecutive terms of one (1) year, unless cancelled by either party upon at least 180 days written notice to the other party prior to the end of the then current term.

b.Either party may terminate this Agreement immediately upon written notice if the other party (i) fails to comply with any material term or condition of this Agreement, (ii) becomes insolvent or makes a general assignment for the benefit of creditors or (iii) has a petition under the Bankruptcy Act filed by or against it and such petition is not dismissed within sixty (60) days of the filing date.

c.Neither party may terminate this Agreement during the initial term other than for cause. Buyer may terminate this Agreement at any time during any renewal term, without cause, upon at least one-hundred eighty (180) days' written notice to Supplier. Supplier may terminate this Agreement at any time during any renewal term, without cause, upon at least twelve (12) months prior written notice to Buyer.

d.

Either party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the other party (as used in this subsection, the "Breaching Party") shall have materially breached or defaulted in the performance of any of its obligations. The Breaching Party shall have thirty (30) days after

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default (or, if such default cannot be cured within such 30-day period, if the Breaching Party must commence and diligently continue actions to cure such default during such 30-day period). Any such termination shall become effective at the end of such 30-day period unless the Breaching Party has cured any such breach or default prior to the expiration of such 30-day period (or, if such default cannot be cured within such 30-day period, if the Breaching Party has commenced and diligently continued actions to cure such default).

e.	Buyer may terminate this Agreement upon [***] days' prior written notice in the event of an [***] that is not corrected to Buyer's satisfaction.

f.Notwithstanding anything to the contrary contained in this Agreement, in the event a Force Majeure Event shall have occurred and be continuing for ninety (90) consecutive days, the party not suffering such Force Majeure Event shall be entitled to terminate this Agreement effective immediately upon written notice to the party suffering such Force Majeure Event.

f.Upon termination of this Agreement, in whole or in part, for any reason the Supplier shall remain obligated to deliver Products ordered by Buyer and acknowledged by Supplier prior to termination and Buyer shall pay for all such Products on the invoice due date or the termination date, whichever occurs first. After termination and after Buyer has paid all amounts due to Supplier pursuant to this Agreement, Supplier shall return all Tools, all Buyer furnished equipment and any other material provided by or owned by Buyer. On the termination date Buyer shall purchase from Supplier at Supplier's cost all inventory of parts and materials on hand, on order or in transit purchased to Buyer's forecasts within lead times or purchased as a result of minimum order quantity requirements of parts and materials vendors. On the termination date, Buyer shall also purchase from Supplier all work in process at Supplier's cost and all finished goods inventory of Products on hand at the applicable price.  Payment shall be due upon receipt of Supplier's invoice.

17.	GOVERNMENT APPROVALS; REGULATORY.

a.Supplier shall, [***], obtain any and all necessary governmental approvals and other authorizations and approvals which are appropriate or necessary to carry out the proposed activities contemplated herein. Supplier shall obtain all necessary governmental and regulatory approvals to sell the Products to Buyer.

b.Supplier shall permit Buyer to inspect and audit: (i) those portions of each Manufacturing Facility at which any Manufacturing Activities are performed and (ii) any of Supplier's manufacturing and quality control records and other documentation relating to the Manufacturing Activities (including any internal quality control audits or reviews conducted by Supplier). Such inspections and audits shall be for the purpose of ascertaining compliance with applicable laws, rules, and regulations, as well as Supplier's obligations under the Quality Agreement and this Agreement, reviewing correspondence, reports, filings and other documents from or to governmental or regulatory to the extent related to the Manufacturing Activities, and approving all variances from applicable requirements hereunder or under the Quality Agreement. Any information obtained by Buyer through such inspections and audits shall be treated as Confidential Information of Supplier. Such audits and inspections shall be conducted at Buyer's expense during normal

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

business hours, and no more than once per year per Manufacturing Facility (or more frequently for cause), with more frequent audits upon agreement of the Parties and upon reasonable advance written notice, and in a manner that does not unreasonably interfere with ongoing operations.

c.Supplier shall advise Buyer of any information arising out of its Manufacturing Activities that has adverse regulatory compliance and/or reporting consequences concerning the Product. Supplier will notify Buyer promptly of any warning (including any FDA Form 483), citation, indictment, claim, lawsuit, or proceeding issued or instituted by any federal, state, or local governmental entity or agency against Supplier if, and only to the extent that, the manufacture of Product hereunder is or may be affected, or of any revocation of any license or permit issued to Supplier, but only to the extent that such license or permit relates to Supplier's performance of its obligations hereunder.

d.Governmental Authorities. Supplier shall provide to Buyer any information reasonably requested by Buyer, and shall consult with Buyer before providing any information to any governmental or regulatory authority, to the extent directly related to the Product. Supplier shall immediately advise Buyer of any requests by any governmental or regulatory authority for inspections of any Manufacturing Facilities to the extent directly related to the Product. In the event Supplier is inspected by the FDA or any similar or related governmental authority relating to the Product, Supplier will use its commercially reasonable efforts to ensure that Buyer shall have the right to be present during such inspection. Supplier shall promptly notify Buyer of any alleged violations or deficiencies relating to a Manufacturing Facility, and shall promptly disclose to Buyer all relevant portions of any notice of observations or potential violations, as well as a copy of Supplier's response thereto.

e.

Review of Technical Records. Buyer shall have the right, subject to any third party confidentiality obligations and prior advance notice to Supplier of at least ten (10) Business Days, during normal business hours, to examine those technical records made or kept by Supplier that relate to the Product.

f.

Quality Agreement. Buyer and Supplier shall enter into a quality agreement (the "Quality Agreement"). To the extent there are any inconsistencies or conflicts between this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall control unless otherwise agreed to in writing by the Parties.

g.Adverse Event and Product Compliant Reporting. Supplier shall promptly notify Buyer of all information reported to Supplier relating to serious and non-serious adverse events, whether expected or unexpected, relating to the use of the Product as well as all product complaints.

h.

Regulatory Cooperation. Supplier shall cooperate, at Buyer's cost, with any reasonable requests for assistance from Buyer with respect to obtaining and maintaining any and all Regulatory Approvals for the Products.

i.Product Recall. [***]

18.	QUALITY CONTROL AND TESTING. Supplier shall assure that all of its

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

processes and procedures comply with the quality control and testing requirements set forth in Exhibit E and that the completed Products conform to the finished product quality requirements set forth in Exhibit E.

19.	COMPLIANCE WITH ROHS AND WEEE LAWS AND REGULATIONS.

a.Buyer RoHS Responsibilities. Buyer shall be responsible for Product compliance with applicable RoHS laws and regulations for Products, and/or for components, subassemblies or materials of or used in Products, sourced by Supplier from suppliers selected or designed by Buyer ("Buyer Sourced Parts"). Upon Buyer request, Supplier will certify to Buyer that it procured and/or used only Buyer Sourced Parts in the assembly or manufacture of the Products.

b.Supplier RoHS Responsibilities. Supplier shall be responsible to compliance with applicable RoHS laws and regulations for those components, subassemblies and materials used in the Product which Supplier sourced or procured from suppliers selected by Supplier ("Supplier Sourced Parts").  Upon Buyer request, Supplier shall certify such compliance to Buyer.

c.	Buyer WEEE Responsibilities. Buyer shall be responsible for compliance by Buyer and the Products with applicable WEEE laws and regulations.

d.

RoHS and WEEE Definitions. For purposes of this Section: "RoHS laws and regulations" means laws and regulations in any country, state, municipality or jurisdiction regulating or restricting the use of certain hazardous substances in electrical and electronic equipment, including, by way of example only. EC Directive 2002/95/EC; "WEEE laws and regulations" means laws and regulations in any country, state, municipality or jurisdiction regulating or restricting the design, disposal and recycling of electrical and electronic equipment, including, by way of example only, EC Directive 2002/96/EC.

20.	GENERAL PROVISIONS

a.	Parent Guaranty.

Medical Technologies, Inc., the parent company of Buyer, hereby guarantees the performance by Buyer of Buyer's obligations under this Agreement. If Buyer should breach its obligations under this Agreement, prior to pursuing any right, power or remedy against Helius Medical Technologies, Inc., Supplier shall first reasonably pursue such right, power or remedy against Buyer.

b.	Entire Agreement Amendment.

This document and its Exhibits contain the entire Agreement between the parties relating to the subject matter contained herein. All prior or contemporaneous agreements, written or oral, between the parties regarding the Products are superseded by this Agreement. This Agreement may not be modified except by written document signed by an authorized representative of each party.

c.	Force Majeure.

Neither pa11y shall be liable for delays or defaults due to fire, windstorm, riot, civil unrest, act of God, act of the public enemy, shortages of parts and materials, or other similar unforeseeable cause beyond the reasonable control and without the fault or negligence of

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

the party incurring such delay.

d.	Waiver.

No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing by the other party. No consent, waiver, or excuse by either party, express or implied, shall constitute a subsequent consent, waiver or excuse.

e.	Non-assignment.

Neither party shall assign this Agreement or its rights hereunder without the prior written consent of the other party, such agreement not to be unreasonably withheld, except that Buyer shall have the right to assign this Agreement in connection with a merger, acquisition, or sale of all or substantially all of its assets. In the event of any merger, acquisition, or sale of all or substantially all of Buyer's assets, Supplier shall have the right to run a credit check on the successor entity, and depending on the result of such credit check, Supplier shall have the right to adjust the amount of the deposit set forth in Section 6f, as may be necessary.

f.	Controlling Law.

This Agreement and its formation, operation and performance and the terms of all sales of Product hereunder, shall be governed, construed, performed and enforced in accordance within the laws of the State of Delaware without regard to its conflict of laws principles. Each party irrevocably agrees that the state and federal courts of Delaware shall have exclusive jurisdiction to hear and determine any suit action or proceedings which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of those courts.

g.	Severability.

If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

h.	Surviving Clauses.

Any provision of this Agreement having its performance period beyond the Term of this Agreement shall survive the termination or expiration of this Agreement.

i.	Notices.

All notices or other communications (except for services of process) required or permitted to be given pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been received by a party hereto on the day on which such notice or communication was delivered by hand, prepaid telegram, facsimile, express overnight courier service to the address set forth below ( or such other address as such party may specify to the other party from time to time), or, if sent postage prepaid by certified or registered mail, on the third business day after the day on which such notice or communication was mailed.

If to Supplier:

Key Tronic Corporation

N. 4424 Sullivan Road

Spokane Valley, WA 99216

Attention:  Craig D. Gates, President & CEO

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

If to Buyer:

NeuroHabilitation Corporation

642 Newtown Yardley Road, Suite 100

Newtown, PA 18940

Attention: Joyce LaViscount, CFO/COO

i.	Relationship of Parties.

The relationship of the parties established by this Agreement is that of independent contractors and nothing contained herein shall be construed to constitute either party as the agent of the other party or as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking.

j.	Precedence.

Buyer and Supplier agree that this Agreement takes precedence over any and all terms and conditions on Buyer's purchase order.

k.	Minimum Insurance Requirements.

Supplier and Buyer Shall, at their own expense, maintain all insurance appropriate to ensure proper performance of their obligations hereunder. Coverage limits may be satisfied through a combination of primary and/or excess umbrella coverage. Supplier and Buyer shall provide to each other a certificate of insurance showing the types and amounts of insurance in force. Coverage shall include, at a minimum, the following for Supplier and Buyer.

1.

Commercial General Liability. Commercial General Liability insurance covering bodily injury, death, property damage, personal injury, broad form property damage and contractual liability with limits not less than One Million U.S. Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) General Aggregate. Each party must name the other party as Additional Insured. Coverage will be considered primary without right of Contribution of the party's insurance policies and will include a blanket waiver of subrogation;

2.

Automobile Liability. Automobile Liability insurance covering owned, non-owned and hired vehicles with limits not less than One Million Dollars ($1,000,000) per occurrence. Each party must name the other party as Additional Insured;

3.

Workers Compensation and Employer's Liability. Workers Compensation insurance as required by the law(s) of the jurisdiction in which the Agreement is to be performed. Employer's Liability must be provided in a limit not less than One Million Dollars ($1,000,000). A waiver of subrogation must apply in favor of the other party;

4.

Umbrella Liability. Umbrella Liability excess of General Commercial Liability, Auto Liability and Employer's Liability in a limit not less than Five Million Dollars ($5,000,000) per occurrence and in the aggregate;

5.	Employee Dishonesty. Employee Dishonesty coverage, including third party client coverage for limits not less than One Million Dollars ($1,000,000) per occurrence and in the aggregate.

Buyer shall, in addition to the insurance requirements set forth above, maintain Errors and

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

Omissions (E&O) insurance and Product Liability insurance with limits of each not less than Five Million Dollars ($5,000,000) per occurrence, each. Buyer must name Supplier as an Additional Insured.

l.Counterparts.  This Agreement may be executed in counterparts, each of which shall be considered an original, and all of which together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement[, if the party sending such facsimile, e-mail or other means of electronic transmission has received express confirmation that the recipient party received the Agreement (not merely an electronic facsimile confirmation or automatic email reply).

The Parties have caused this Agreement to be executed as of the Effective Date.

KEY TRONIC CORPORATION

____________________________

Name: Brett R. Larsen

Title: EVP Admin & CFO

NEUROHABILITA TION CORP.

_______________________________

Name: Joyce LaViscount

Title: CFO/COO

EXHIBITS

The following documents are attached to and made a part of this Agreement:

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E

Products and Product Specifications Prices

Parts Lead Times and Unique Materials Tooling To be Supplied by Buyer Quality Control and Testing

*** Certain confidential information contained in this document, marked by [***], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.29

EXHIBIT A

PRODUCTS AND PRODUCTS SPECIFICATIONS

Part DescriptionSpecifications

*

*To be agreed to in writing between the parties prior to startup of production of Products

Exhibit 10.29

EXHIBIT B

PRICES

Product DescriptionUnit Price*Minimum Order Quantity

*Prices are subject to change from time to time to reflect changes in the costs of parts and materials and components.

Exhibit 10.29

EXIDBIT C

PARTS LEAD TIMES AND UNIQUE MATERIALS*

*To be agreed upon as Bill of Materials Finalized

Exhibit 10.29

EXHIBIT D

TOOLING TO BE SUPPLIED BY BUYER*

*Tobe agreed upon as manufacturing design specifications are finalized

Exhibit 10.29

EXHIBIT E

QUALITY CONTROL AND TESTING*

* To be agreed upon by parties as plans are finalized